Exhibit 99.1

Analog Devices Reports Fiscal Fourth Quarter and Record Fiscal 2023 Financial Results
•Fourth quarter revenue of $2.7 billion with continued double-digit year-over-year growth in Automotive
•Fiscal 2023 revenue of $12.3 billion driven by new records in Industrial & Automotive
•Fiscal 2023 operating cash flow of $4.8 billion and free cash flow of $3.6 billion
•Returned more than $4.6 billion to shareholders in fiscal 2023, including $3.0 billion of share repurchases and $1.7 billion of dividends
WILMINGTON, Mass.--(BUSINESS WIRE)--November 21, 2023--Analog Devices, Inc. (Nasdaq: ADI), a global semiconductor leader, today announced financial results for its fourth quarter and fiscal year 2023, which ended October 28, 2023.
“For the fourth quarter, ADI delivered revenue and profitability above the midpoint of our outlook, despite the difficult macroeconomic environment. For the year, 2023 was our third consecutive year of record revenue, led by the strength of our Industrial and Automotive businesses,” said Vincent Roche, CEO and Chair. “As outlined last quarter, we expect customer inventory digestion to persist into the first half of the year, a reflection of our return to normal lead times and the challenging macro landscape. Despite that backdrop, the robustness of our business model and our continued focus on execution excellence will buttress our operating margins and free cash flow through the cycle.”
Roche continued, “Long-term, the opportunities ahead for ADI remain strongly positive. Our product portfolio is designed to take advantage of numerous secular trends, our opportunity pipeline is robust and expanding, and our commitment to strategic investment in innovation, customer engagement, and supply resiliency remains undeterred. Altogether, I am extremely confident in our ability to leverage these strengths to drive shareholder value for years to come.”

Performance for the Fourth Quarter and Fiscal 2023

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended			Twelve Months Ended
	Oct. 28, 2023	Oct. 29, 2022	Change	Oct. 28, 2023	Oct. 29, 2022	Change
Revenue	$2,716	$3,248	(16)%	$12,306	$12,014	2%
Gross margin	$1,647	$2,143	(23)%	$7,877	$7,532	5%
Gross margin percentage	60.6%	66.0%	(540 bps)	64.0%	62.7%	130 bps
Operating income	$634	$1,102	(42)%	$3,823	$3,279	17%
Operating margin	23.4%	33.9%	(1,050 bps)	31.1%	27.3%	380 bps
Diluted earnings per share	$1.00	$1.82	(45)%	$6.55	$5.25	25%

Adjusted Results(2)
Adjusted gross margin	$1,907	$2,403	(21)%	$8,925	$8,842	1%
Adjusted gross margin percentage	70.2%	74.0%	(380 bps)	72.5%	73.6%	(110 bps)
Adjusted operating income	$1,215	$1,659	(27)%	$6,014	$5,939	1%
Adjusted operating margin	44.7%	51.1%	(640 bps)	48.9%	49.4%	(50 bps)
Adjusted diluted earnings per share	$2.01	$2.73	(26)%	$10.09	$9.57	5%

			Three Months Ended		Trailing Twelve Months
Cash Generation			Oct. 28, 2023		Oct. 28, 2023
Net cash provided by operating activities			$1,187		$4,818
% of revenue			44%		39%
Capital expenditures			$(476)		$(1,261)
Free cash flow(2)			$711		$3,556
% of revenue			26%		29%

			Three Months Ended		Trailing Twelve Months
Cash Return			Oct. 28, 2023		Oct. 28, 2023
Dividend paid			$(428)		$(1,679)
Stock repurchases			(470)		(2,964)
Total cash returned			$(898)		$(4,643)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also the "Non-GAAP Financial Information" section for additional information.

Outlook for the 14-week First Quarter of Fiscal Year 2024

For the first quarter of fiscal 2024, we are forecasting revenue of $2.5 billion, +/- $100 million, which includes the benefit of a 14th week in the quarter. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 23.1%, +/- 130 bps, and adjusted operating margin of approximately 41.5%, +/- 70 bps. We are planning for reported EPS to be $0.91, +/- $0.10, and adjusted EPS to be $1.70, +/- $0.10.
Our first quarter fiscal 2024 outlook is based on current expectations and actual results may differ materially as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.
The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release. See also the “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.86 per outstanding share of common stock. The dividend will be paid on December 14, 2023 to all shareholders of record at the close of business on December 4, 2023.

Conference Call Scheduled for Today, Tuesday, November 21, 2023 at 10:00 am ET

ADI will host a conference call to discuss our fourth quarter and fiscal 2023 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as primary performance measurements when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that free cash flow, a non-GAAP liquidity measure, is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow revenue percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: certain acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4, which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow revenue percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition Related Transaction Costs: Costs directly related to the Maxim acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred as part of the integration of Maxim, in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above, an income tax benefit from a discrete tax item related to a federal corporate income tax relief claim, certain other income tax benefits associated with prior periods and an income tax benefit from a discrete tax item related to the consolidation of certain subsidiaries. We excluded the income tax effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements

This release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding our 2024 performance, momentum, and business resilience; expected revenue, operating margin, nonoperating expenses, tax rate, earnings per share and other financial results; industry, market and investment trends, including growth projections; long-term value and growth, operating leverage, production and inventory levels; expected customer demand for our products, including the effects of any customer inventory adjustments; future strategic investments; expected product offerings and future innovations and solutions; our opportunity pipeline; macroeconomic conditions and related impacts; market position; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of business, economic, political, legal and regulatory uncertainty or conflicts upon our global operations; changes in demand for semiconductors and the related changes in demand and supply for our products; manufacturing delays, product availability and supply chain disruptions; our future liquidity, capital needs and capital expenditures; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters; the risk that we will be unable to retain and hire key personnel; security breaches or other cyber incidents; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; and the risk that expected benefits, synergies and growth prospects of acquisitions, including those from our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct. 28, 2023	Oct. 29, 2022	Oct. 28, 2023	Oct. 29, 2022
Revenue	$2,716,484	$3,247,716	$12,305,539	$12,013,953
Cost of sales	1,069,768	1,104,901	4,428,321	4,481,479
Gross margin	1,646,716	2,142,815	7,877,218	7,532,474
Operating expenses:
Research and development	406,594	421,008	1,660,194	1,700,518
Selling, marketing, general and administrative	288,936	336,560	1,273,584	1,266,175
Amortization of intangibles	202,736	252,865	959,618	1,012,572
Special charges, net	114,035	29,906	160,710	274,509
Total operating expenses	1,012,301	1,040,339	4,054,106	4,253,774
Operating income	634,415	1,102,476	3,823,112	3,278,700
Nonoperating expense (income):
Interest expense	71,590	47,707	264,641	200,408
Interest income	(9,089)	(4,328)	(41,287)	(6,906)
Other, net	128	11,085	(8,245)	(13,551)
Total nonoperating expense (income)	62,629	54,464	215,109	179,951
Income before income taxes	571,786	1,048,012	3,608,003	3,098,749
Provision for income taxes	73,356	111,786	293,424	350,188
Net income	$498,430	$936,226	$3,314,579	$2,748,561

Shares used to compute earnings per share - basic	497,073	512,231	502,232	519,226
Shares used to compute earnings per share - diluted	500,424	515,757	505,959	523,178

Basic earnings per common share	$1.00	$1.83	$6.60	$5.29
Diluted earnings per common share	$1.00	$1.82	$6.55	$5.25

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Oct. 28, 2023	Oct. 29, 2022
Cash & cash equivalents	$958,061	$1,470,572
Accounts receivable	1,469,734	1,800,462
Inventories	1,642,214	1,399,914
Other current assets	314,013	267,044
Total current assets	4,384,022	4,937,992
Net property, plant and equipment	3,219,157	2,401,304
Goodwill	26,913,134	26,913,134
Intangible assets, net	11,311,957	13,265,406
Deferred tax assets	2,223,272	2,264,888
Other assets	742,936	519,626
Total assets	$48,794,478	$50,302,350

Other current liabilities	$2,154,695	$2,442,655
Debt, current	1,046,276	—
Long-term debt	5,902,457	6,548,625
Deferred income taxes	3,127,852	3,622,538
Other non-current liabilities	998,076	1,223,209
Shareholders' equity	35,565,122	36,465,323
Total liabilities & shareholders' equity	$48,794,478	$50,302,350

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	Oct. 28, 2023	Oct. 29, 2022	Oct. 28, 2023	Oct. 29, 2022
Cash flows from operating activities:
Net income	$498,430	$936,226	$3,314,579	$2,748,561
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	82,919	70,703	334,704	283,338
Amortization of intangibles	453,198	501,911	1,958,399	2,014,161
Cost of goods sold for inventory acquired	—	—	—	271,396
Stock-based compensation expense	72,710	80,678	299,823	323,487
Non-cash impairment charge	—	—	—	91,953
Deferred income taxes	(21,553)	(121,627)	(452,946)	(326,755)
Other	(10,465)	(17,703)	8,665	(47,074)
Changes in operating assets and liabilities	112,055	(300,852)	(645,590)	(883,665)
Total adjustments	688,864	213,110	1,503,055	1,726,841
Net cash provided by operating activities	1,187,294	1,149,336	4,817,634	4,475,402
Percent of revenue	44%	35%	39%	37%
Cash flows from investing activities:
Additions to property, plant and equipment, net	(476,393)	(304,512)	(1,261,463)	(699,308)
Other	(2,668)	(1,821)	(4,922)	41,940
Net cash used for investing activities	(479,061)	(306,333)	(1,266,385)	(657,368)
Cash flows from financing activities:
Proceeds from debt	—	296,130	—	296,130
Early termination of debt	—	—	(65,688)	(519,116)
Payments on revolver	—	—	—	(400,000)
Proceeds from revolver	—	—	—	400,000
Proceeds from commercial paper notes	2,640,615	—	5,287,124	—
Payments of commercial paper notes	(2,638,101)	—	(4,739,900)	—
Dividend payments to shareholders	(427,974)	(390,345)	(1,679,106)	(1,544,552)
Repurchase of common stock	(469,937)	(818,182)	(2,963,955)	(2,577,015)
Proceeds from employee stock plans	5,606	3,873	118,608	33,887
Other	(9,627)	21,664	(20,843)	19,946
Net cash used for financing activities	(899,418)	(886,860)	(4,063,760)	(4,290,720)
Effect of exchange rate changes on cash	—	(10,531)	—	(34,706)
Net decrease in cash and cash equivalents	(191,185)	(54,388)	(512,511)	(507,392)
Cash and cash equivalents at beginning of period	1,149,246	1,524,960	$1,470,572	$1,977,964
Cash and cash equivalents at end of period	$958,061	$1,470,572	$958,061	$1,470,572

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Oct. 28, 2023			Oct. 29, 2022
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$1,353,525	50%	(20)%	$1,699,937	52%
Automotive	731,403	27%	14%	642,523	20%
Communications	340,169	13%	(32)%	499,918	15%
Consumer	291,387	11%	(28)%	405,338	12%
Total revenue	$2,716,484	100%	(16)%	$3,247,716	100%

	Twelve Months Ended
	Oct. 28, 2023			Oct. 29, 2022
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$6,555,222	53%	6%	$6,186,114	51%
Automotive	2,915,199	24%	19%	2,442,705	20%
Communications	1,619,517	13%	(13)%	1,863,156	16%
Consumer	1,215,601	10%	(20)%	1,521,978	13%
Total revenue	$12,305,539	100%	2%	$12,013,953	100%

*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	Oct. 28, 2023	Oct. 29, 2022	Oct. 28, 2023	Oct. 29, 2022
Gross margin	$1,646,716	$2,142,815	$7,877,218	$7,532,474
Gross margin percentage	60.6%	66.0%	64.0%	62.7%
Acquisition related expenses	259,925	259,696	1,047,309	1,309,687
Adjusted gross margin	$1,906,641	$2,402,511	$8,924,527	$8,842,161
Adjusted gross margin percentage	70.2%	74.0%	72.5%	73.6%

Operating expenses	$1,012,301	$1,040,339	$4,054,106	$4,253,774
Percent of revenue	37.3%	32.0%	32.9%	35.4%
Acquisition related expenses	(206,151)	(259,565)	(976,223)	(1,042,317)
Acquisition related transaction costs	—	(7,120)	(7,069)	(33,966)
Special charges, net	(114,035)	(29,906)	(160,710)	(274,509)
Adjusted operating expenses	$692,115	$743,748	$2,910,104	$2,902,982
Adjusted operating expenses percentage	25.5%	22.9%	23.6%	24.2%

Operating income	$634,415	$1,102,476	$3,823,112	$3,278,700
Operating margin	23.4%	33.9%	31.1%	27.3%
Acquisition related expenses	466,076	519,261	2,023,532	2,352,004
Acquisition related transaction costs	—	7,120	7,069	33,966
Special charges, net	114,035	29,906	160,710	274,509
Adjusted operating income	$1,214,526	$1,658,763	$6,014,423	$5,939,179
Adjusted operating margin	44.7%	51.1%	48.9%	49.4%

Nonoperating expense (income)	$62,629	$54,464	$215,109	$179,951
Acquisition related expenses	2,150	2,288	13,743	9,163
Adjusted nonoperating expense (income)	$64,779	$56,752	228,852	$189,114

Income before income taxes	$571,786	$1,048,012	$3,608,003	$3,098,749
Acquisition related expenses	463,926	516,973	2,009,789	2,342,841
Acquisition related transaction costs	—	7,120	7,069	33,966
Special charges, net	114,035	29,906	160,710	274,509
Adjusted income before income taxes	$1,149,747	$1,602,011	$5,785,571	$5,750,065

Provision for income taxes	$73,356	$111,786	$293,424	$350,188
Effective tax rate	12.8%	10.7%	8.1%	11.3%
Tax related items	70,503	83,853	388,093	394,755
Adjusted provision for income taxes	$143,859	$195,639	$681,517	$744,943
Adjusted tax rate	12.5%	12.2%	11.8%	13.0%

Diluted EPS	$1.00	$1.82	$6.55	$5.25
Acquisition related expenses	0.93	1.01	3.97	4.50
Acquisition related transaction costs	—	0.01	0.01	0.06
Special charges, net	0.23	0.06	0.32	0.52
Tax related items	(0.14)	(0.16)	(0.77)	(0.75)
Adjusted diluted EPS*	$2.01	$2.73	$10.09	$9.57
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Oct. 28, 2023	Oct. 28, 2023	Jul. 29, 2023	Apr. 29, 2023	Jan. 28, 2023
Revenue	$12,305,539	$2,716,484	$3,076,495	$3,262,930	$3,249,630
Net cash provided by operating activities	$4,817,634	$1,187,294	$1,142,454	$1,081,581	$1,406,305
% of Revenue	39%	44%	37%	33%	43%
Capital expenditures	$(1,261,463)	$(476,393)	$(324,574)	$(284,338)	$(176,158)
Free cash flow	$3,556,171	$710,901	$817,880	$797,243	$1,230,147
% of Revenue	29%	26%	27%	24%	38%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending February 3, 2024 (14-week quarter)
	Reported	Adjusted
Revenue	$2.5 Billion	$2.5 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	23.1%	41.5% (1)
	(+/-130 bps)	(+/-70 bps)
Nonoperating expenses	~ $70 Million	~ $70 Million
Tax rate	11% - 13%	11% - 13% (2)
Earnings per share	$0.91	$1.70 (3)
	(+/- $0.10)	(+/- $0.10)

(1) Includes $460 million of adjustments related to acquisition related expenses and special charges, net as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $61 million of tax effects associated with the adjustments for acquisition related expenses and special charges, net noted above.
(3) Includes $0.79 of adjustments related to the net impact of acquisition related expenses, special charges, net and the tax effects on those items.

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President, Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Analog Devices, Inc.
Ms. Ferda Millan
Global PR & External Communications
Ferda.Millan@analog.com

(ADI-WEB)